EXHIBIT 24.1
POWER OF ATTORNEY
     Know all men by these presents, that the undersigned directors of Delek US Holdings, Inc., a Delaware corporation, do and each of them does, hereby constitute and appoint EZRA UZI YEMIN and MARK COX, his or her true and lawful attorneys-in-fact and agents, and each of them with full power to act without the others, for him or her and in his or her name, place and stead, to sign the Delek US Holdings, Inc. Form 10-K for the year ended December 31, 2009 and any and all future amendments thereto; and to file said Form 10-K and any such amendments with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     This power of attorney may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     In witness whereof, the undersigned have hereunto set their hands and seals as of the date set forth below.

/s/ Ezra Uzi Yemin
Ezra Uzi Yemin
Date: March 9, 2010

/s/ Gabriel Last
Gabriel Last
Date: March 9, 2010

/s/ Asaf Bartfeld
Asaf Bartfeld
Date: March 9, 2010

/s/ Zvi Greenfeld
Zvi Greenfeld
Date: March 9, 2010

/s/ Philip L. Maslowe
Philip L. Maslowe
Date: March 9, 2010

/s/ Charles H. Leonard
Charles H. Leonard
Date: March 9, 2010

/s/ Carlos E. Jordá
Carlos E. Jordá
Date: March 9, 2010